Exhibit 21
The Interpublic Group of Companies, Inc.
Our principal subsidiaries as of December 31, 2007, are listed below. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary under Rule 1-02(w) of Regulation S-X.

Company Name	State (U.S.)

Adair Greene, Inc.	Delaware
Berenter Greenhouse & Webster, Inc.	Delaware
Bragman Nyman Cafarelli, Inc	California
C.E. Communications, Inc.	Michigan
Campbell Mithun, Inc.	Delaware
Campbell-Ewald Company	Delaware
Carmichael — Lynch, Inc.	Minnesota
CMGRP, Inc.	New York
Complete Medical Group, Inc.	Delaware
Dailey & Associates, Inc.	California
Deutsch, Inc.	New York
DeVries Public Relations, Ltd.	New York
Draftfcb, Inc.	Delaware
Gillespie, Inc.	New Jersey
Golin/Harris International, Inc.	Virginia
Hill, Holliday, Connors, Cosmopulos, Inc.	Delaware
Initiative Media Worldwide, Inc.	California
Integrated Communications Corp.	New Jersey
Interpublic AMS Inc.	Delaware
Interpublic, Inc.	New Jersey
IPG Caribiner Acquisition Corp.	Delaware
IPG GIS US, Inc.	Delaware
Jack Morton Worldwide, Inc.	Delaware
LCF&L, Inc.	New York
Lowe & Partners Worldwide, Inc.	Delaware
Lowe Group Holdings, Inc.	New York
McCann Relationship Marketing, Inc.	New York
McCann-Erickson Corporation (S.A.)	Delaware
McCann-Erickson Marketing, Inc.	New York
McCann-Erickson USA, Inc.	Delaware
McCann-Erickson Worldwide, Inc.	Delaware
Media Bridge Entertainment, Inc.	New York
Media First International, Inc.	New York
Media Partnership Corporation	Delaware
MRM Gould, Inc.	Delaware
Mullen Communications, Inc.	Massachusetts
MVP Group, LLC	Virginia
NAS Recruitment Communications LLC	Ohio
Newspaper Services of America, Inc.	Delaware
Octagon Worldwide, Inc.	Delaware
Octagon, Inc.	District of Columbia
PIC Media Group, Inc.	California
R/GA Media Group, Inc.	Delaware
Regan, Campbell & Ward L.L.C.	Delaware
The Alliance for Scientific Affairs & Publications, Inc.	New Jersey
The Botway Group, Ltd.	Delaware
The Futurebrand Company, Inc.	California
The Hacker Group, Inc.	Delaware
TM Advertising, LP	Delaware
Torre Lazur Healthcare Group, Inc.	New Jersey
True North Communications, Inc.	Delaware
True North Holdings (Asia Pacific) Inc.	Delaware
True North Holdings (Latin America), Inc.	Delaware
Wahlstrom Group LLC	Delaware

Company Name	Country

Initiative Media S.A.	Argentina
Interpublic Australia Pty Limited	Australia
McCann Worldgroup Pty Limited	Australia
Merchant & Partners Australia Pty Ltd	Australia
PanMedia Western Werbeplanung GmbH	Austria
McCann-Erickson S.A.	Belgium
Universal Media N.V.	Belgium
Borghierh Lowe Propaganda e Marketing Ltda	Brazil
Giovanni FCB S.A.	Brazil
Draftfcb Canada Inc.	Canada
MacLaren McCann Canada Inc.	Canada
The Interpublic Group of Companies Canada, Inc.	Canada
Universal McCann Servicos de Medios Ltda	Chile
Jack Morton Worldwide Limited	China
Lowe Limited	China
McCann-Erickson (China) Ltd.	China
McCann-Erickson (HK) Limited	China
McCann-Erickson, Guangming Limited	China
Shanghai BaoDi Advertising Co. Ltd.	China
Initiative Media Colombia S.A.	Colombia
McCann Erickson Corporation S.A. BRANCH	Colombia
McCann-Erickson d.o.o.	Croatia
Initiative Universal Media Holdings A/S	Denmark
Mainostoimisto Ami Hasan & Co Oy	Finland
FCB S.A.S.	France
Huy Oettgen Oettgen SA	France
Initiative Paris S.A.S.	France
Lowe Strateus SAS	France
McCann-Erickson France SAS	France
MRM Worldwide SA	France
Universal McCann S.A.	France
CMGRP Deutschland GmbH	Germany
Draftfcb Deutschland GmbH	Germany
Initiative Media GmbH, Kronberg	Germany
Lintas Pension GmbH	Germany
McCann-Erickson Deutschland GmbH & Co Management Property KG	Germany
McEmotion GmbH	Germany
MGMP Magna Global Media Plus GmbH	Germany
servicepro Agentur fur Dialogmarketing und Verkaufsforderung GmbH	Germany
True North Holdings (Germany) GmbH	Germany
Universal McCann GmbH	Germany
Unterstutzungskasse der McCann-Erickson-Unternehmensgruppe in Deutschland GmbH	Germany
McCann-Erickson Advertising Commercial S.A.	Greece
Universal Media Advertising (Hellas) S.A.	Greece
Initiative Media Hungary Kft.	Hungary
McCann Erickson Budapest Nemzetkozi Reklamugynokseg Kft.	Hungary
Universal McCann Magyarorszag Reklamugynokseg Kft.	Hungary
Interface Communications Private Limited	India
Lintas India Private Limited	India
Universal Media Ireland Limited	Ireland
Universal McCann Israel Ltd	Israel
Draftfcb Srl	Italy
Initiative Media Milano SpA	Italy
Interpublic (IPG) Worldgroup Italia S.r.l.	Italy
Universal-McCann S.r.l.	Italy
IPG Japan K.K.	Japan

Company Name	Country

McCann Erickson Japan Inc	Japan
McCann Healthcare Worldwide Japan Inc.	Japan
Universal McCann Inc Korea	Korea, Republic of
Interpublic Group of Companies Holdings (Luxembourg) S.a.r.l.	Luxembourg
Advertisement And Communication Services (Mauritius) Limited	Mauritius
FCB Worldwide S.A. de C.V.	Mexico
McCann Erickson de Mexico; S.A. de C.V.	Mexico
McCann Erickson (Nepal) Private Limited	Nepal
DraftWorldwide Nederland B.V.	Netherlands
Magna Global V.O.F.	Netherlands
True North Holdings (Netherlands) B.V.	Netherlands
Universal Media B.V.	Netherlands
vdBJ/Communicatie Groep BV	Netherlands
Foote Cone & Belding Limited	New Zealand
Scandinavian Design Group AS	Norway
McCann Worldgroup Philippines Inc.	Philippines
Initiative Media Warszawa Sp. z.o.o.	Poland
Magna Global Polska Sp. z.o.o.	Poland
U2 Media House Sp. z.o.o.	Poland
Iniciativas de Meios, Actividades Publicitarias, Limitada.	Portugal
Megameios — Publicidade E Meios, A.C.E.	Portugal
Universal Media — Publicidade, Lda.	Portugal
Draftfcb Puerto Rico, Inc.	Puerto Rico
B.V. McCann-Erickson S.R.L.	Romania
McCann Worldgroup (Singapore) Pte Ltd	Singapore
Universal McCann Bratislava spol. s.r.o.	Slovakia
FCB Electric Ocean (Pty) Ltd	South Africa
Finset (Pty) Ltd	South Africa
Herdbuoys McCann-Erickson South Africa (Pty) Ltd	South Africa
Draftfcb Spain, S.A. (Sociedad Unipersonal)	Spain
Iniciativas de Medios, S.A.	Spain
Magna Global S.A.	Spain
MRM Partners Marketing Relacional, S.L.	Spain
True North Holdings (Spain), S.L.	Spain
Universal McCann, S.A.	Spain
Lowe Tesch AB	Sweden
Storakers McCann AB	Sweden
Weber Shandwick Sweden AB	Sweden
Initiative Media Western AG	Switzerland
Initiative Limited	Thailand
McCann Worldgroup (Thailand) Limited	Thailand
Universal / McCann-Media Planlama ve Dagitim A.S.	Turkey
Brand(x) Communications Limited	United Kingdom
BSMG Worldwide (Europe) Limited	United Kingdom
Caudex Medical Limited	United Kingdom
CMGRP UK Limited	United Kingdom
Draftfcb London Limited	United Kingdom
DraftWorldwide Limited	United Kingdom
H.K. McCann Limited	United Kingdom
Initiative Media London Limited	United Kingdom
International Poster Management Limited	United Kingdom
Lowe & Partners Worldwide Limited	United Kingdom
Lowe International Limited	United Kingdom
MAGNA Global Trading Limited	United Kingdom
McCann Medical Communications Limited	United Kingdom
McCann-Erickson Advertising Limited	United Kingdom
McCann-Erickson UK Group Limited	United Kingdom
MRM Worldwide (UK) Limited	United Kingdom
The Promotions Department Partnership Limited	United Kingdom
True North Holdings (United Kingdom) Limited	United Kingdom

Company Name	Country

WAM/McCann-Erickson Limited	United Kingdom
Weber Shandwick International Ltd	United Kingdom
Universal Publicidad SA	Uruguay
Lowe & Partners Concept CA	Venezuela